SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 28, 2007

Jpak Group, Inc.
(Exact name of registrant as specified in Charter)

Nevada	333-125686	20-1977020
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

15 Xinghua Road
Qingdao, Shandong Province
Postal Code 266401
People’s Republic of China
(Address of Principal Executive Offices)

(86-532) 84616387
(Issuer Telephone Number)

 (Former Address and Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On December 28, 2007, the holders of the Company's outstanding Series J Warrants exercised in full such warrants for aggregate gross proceeds of US$5.0 million to the Company. Pursuant to the terms of the Series J Warrants, the Company issued to the holders of the Series J Warrants (a) an aggregate of 5,000,000 shares of the Company's Series B Convertible Preferred Stock, which will be convertible into an aggregate of 8,333,333 shares of the Company's Common Stock, (b) Series C Warrants to purchase an aggregate of 4,166,667 shares of the Company's Common Stock at an exercise price of US$0.72 per share and (c) Series D Warrants to purchase an aggregate of 4,166,667 shares of the Company's Common Stock (subject to adjustment) at an exercise price of US$0.84 per share. The Series C Warrants and Series D Warrants have a term of six years from the date of issuance.

In connection with the exercise of the Series J Warrants, the holders of the Series J Warrants agreed not to exercise their demand registration rights with respect to the shares of the Company's Common Stock underlying the Series B Convertible Preferred Stock, the Series C Warrants and the Series D Warrants during the period beginning on the date of exercise of the Series J Warrants and ending on the ninetieth (90th) day following the effective date of the registration statement filed by the Company to register for resale the shares of the Company's Common Stock underlying the Company's outstanding Series A Convertible Preferred Stock, Series A Warrants and Series B Warrants.

The above transaction did not involve a public offering, and the Company believes that such transaction was exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) of the Securities Act and Rule 506 of Regulation D as promulgated by the Securities and Exchange Commission.

Attached hereto as Exhibit 4.1 is the Certificate of Designation for the Series B Convertible Preferred Stock, which is incorporated herein by reference. Attached hereto as Exhibits 4.4 and 4.5 are the forms of Series C Warrants and Series D Warrants, which are incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders

On December 28, 2007, the Company entered into a letter agreement with the holders of the Company's outstanding Series J Warrants. Pursuant to the terms of the letter agreement, the Company extended the term of its outstanding Series A Warrants and Series B Warrants from four years to six years, so that such warrants shall now expire on August 9, 2013. In addition, the letter agreement provided that the term of the Series C Warrants and Series D Warrants issuable upon exercise of the Company's outstanding Series J Warrants would be extended from four years to six years from the date of issuance. Finally, the letter agreement extended the deadline for effectiveness of the registration statement filed by the Company to register for resale the shares of the Company's Common Stock underlying the Company's outstanding Series A Convertible Preferred Stock, Series A Warrants and Series B Warrants to March 31, 2008.

Attached hereto as Exhibit 10.1 is the letter agreement dated December 28, 2007, by and among the Company and the holders of the Company's Series J Warrants, which is incorporated herein by reference. Attached hereto as Exhibits 4.2 and 4.3 are the forms of Series A Warrants and Series B Warrants, which are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On December 28, 2007, the Company filed a Certificate of Designation of the Relative Rights and Preferences of the Series B Convertible Preferred Stock with the Secretary of State of the State of Nevada in connection with the Company's issuance of an aggregate of 5,000,000 shares of Series B Convertible Preferred Stock upon exercise in full of the Company's outstanding Series J Warrants.

Attached hereto as Exhibit 4.1 is the Certificate of Designation for the Series B Convertible Preferred Stock, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

See the Exhibit Index hereto, which is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPAK GROUP, INC.

By:	/s/ Yijun Wang
Yijun Wang
Dated: January 4, 2008	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Certificate of Designation of the Relative Rights and Preferences of the Series B Convertible Preferred Stock of Jpak Group, Inc., filed with the Secretary of State of Nevada on December 28, 2007.

4.2	Series A Warrant to Purchase shares of Common Stock of Jpak Group, Inc., issued on August 9, 2007.

4.3	Series B Warrant to Purchase shares of Common Stock of Jpak Group, Inc., issued on August 9, 2007.

4.4	Series C Warrant to Purchase shares of Common Stock of Jpak Group, Inc., issued on December 28, 2007.

4.5	Series D Warrant to Purchase shares of Common Stock of Jpak Group, Inc., issued on December 28, 2007.

10.1	Letter Agreement by and among Jpak Group, Inc. and the holders of Series J Warrants, dated as of December 28, 2007.